EXHIBIT 21

CATALINA MARKETING CORPORATION

SUBSIDIARIES OF REGISTRANT

Catalina Marketing International, Inc.,

a Delaware corporation

Catalina Marketing Manufacturer Services, Inc. (f/k/a Catalina Marketing Sales Corporation),

a Delaware corporation

Catalina Electronic Clearing Services, Inc.,

a Delaware corporation

Catalina Health Resource, Inc. (f/k/a Health Resource Publishing Company),

a Delaware corporation

Supermarkets Online Holdings, Inc.,

a Delaware corporation

Supermarkets Online, Inc.,

a Delaware corporation

Catalina Marketing Worldwide, Inc.,

a Delaware corporation

Catalina Marketing of France, Inc.,

a Delaware corporation

Catalina Marketing France, S.A.S.,

a French corporation

Catalina Marketing U.K., Inc.,

a Delaware corporation

Catalina Marketing U.K., LTD.,

a United Kingdom corporation

Catalina Marketing Italia s.r.l.,

an Italian corporation

Savings4Me LTD.,

a United Kingdom corporation

Catalina Marketing of Iberia, Inc.,

a Delaware corporation

Catalina Marketing of Belgium, Inc.,

a Delaware corporation

Catalina-Pacific Media, LLC,

a Delaware limited liability corporation

Pacific Media KK,

a Japanese corporation

CMJ Investments, LLC,

a Delaware limited liability corporation

Catalina Marketing Japan KK,

a Japanese corporation

Catalina Marketing Research Solutions, Inc. (f/k/a Alliance Research, Inc.),

a Delaware corporation

Compuscan Marketing, Inc.,

a Pennsylvania corporation

Catalina Marketing Loyalty Holdings, Inc.,

a Delaware corporation

Dynamic Controls, Inc.,

a Delaware corporation

Catalina Marketing Direct Marketing Services, Inc. (f/k/a Market Logic, Inc.),

a California corporation

Market Intelligence, Inc.,

an Illinois corporation

Catalina Marketing Deutschland GmbH,

a German corporation